UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

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MSC INDUSTRIAL DIRECT CO., INC.

(Exact name of registrant as specified in its charter)

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New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Broadhollow Road, Suite 1000, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 1, 2022, the Board of Directors (the “Board”) of MSC Industrial Direct Co., Inc. (the “Company”) elected Rahquel Purcell to serve as a non-executive director, effective immediately, increasing the size of the Board from seven to eight members. Ms. Purcell will join the Board as an independent director and will serve as a member of the Compensation Committee of the Board and as a member of the Nominating and Corporate Governance Committee of the Board. There is no arrangement or understanding between Ms. Purcell and any other person pursuant to which she was selected as a director of the Company. There have been no transactions involving the Company or any of its subsidiaries in which Ms. Purcell has or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to the Company’s non-executive director compensation policies, commencing with her first full-year term as a director, Ms. Purcell will be entitled to receive: (i) a retainer for service on the Board of $90,000 per year and (ii) an annual grant of restricted stock units representing shares of the Company’s Class A Common Stock having an aggregate fair market value of $125,000 on the date of grant upon her election or re-election to the Board. Fifty percent of such restricted stock units will vest on the first anniversary of the date of grant and fifty percent will vest on the second anniversary of the date of grant. Director compensation is paid quarterly in arrears. The retainer fee payable to Ms. Purcell in such years will be pro-rated to reflect the number of days actually served in any quarter in which she serves less than the full quarter. The Company reimburses non-executive directors for reasonable out-of-pocket expenses incurred in connection with attending in-person Board or Board committee meetings and for fees incurred in attending continuing education courses for directors that are approved in advance by the Company. In addition, the Company will enter into its standard form of director indemnification agreement with Ms. Purcell.

On December 5, 2022, the Company issued a press release announcing the election of Ms. Purcell, a copy of which is filed as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release, dated December 5, 2022, issued by MSC Industrial Direct Co., Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: December 5, 2022	By:	/s/ KRISTEN ACTIS-GRANDE
	Name:	Kristen Actis-Grande
	Title:	Executive Vice President and Chief Financial Officer